UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 21, 2010 (October 16, 2010)

ENTROPIC COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33844	33-0947630
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6290 Sequence Drive San Diego, CA 92121
(Address of Principal Executive Offices and Zip Code)

(858) 768-3600
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On October 16, 2010, the board of directors of Entropic Communications, Inc. (the “Company”) appointed Trevor Renfield to serve as the Company’s Corporate Controller and Principal Accounting Officer, in each case to be effective as of October 21, 2010, Mr. Renfield’s first day of full time employment with the Company.

Mr. Renfield, age 39, has been Vice President, Finance and Treasurer of DivX, Inc., a creator, distributor and licensor of digital video technologies, since August 2007. Prior to joining DivX, Inc., Mr. Renfield was employed by Novatel Wireless, Inc., as its Senior Director of Finance, and by Remec, Inc. (acquired by Powerwave Technologies), as its Director of Financial Reporting. Mr. Renfield received a Bachelor of Commerce in Accounting from the University of South Africa. Mr. Renfield is a CPA and a member of the American Institute of Certified Public Accountants.

Upon his appointment becoming effective, Mr. Renfield will become a party to an Indemnity Agreement with the Company (the “Indemnity Agreement”). The Indemnity Agreement has substantially the same terms as the Indemnity Agreement filed as an exhibit to the Company’s Registration Statement on Form S-1 (No. 333-144899), as amended, filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

ENTROPIC COMMUNICATIONS, INC.

Dated: October 21, 2010	By:	/s/ Lance W. Bridges
Lance W. Bridges, Esq.
Vice President and General Counsel